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Settlement Agreement

           SETTLEMENT AGREEMENT, dated March 11, 2011 (this “Settlement Agreement”), between Elite Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware having its principal place of business at 165 Ludlow Avenue, Northvale, New Jersey 07647 (“Elite”), and ThePharmaNetwork, LLC, a limited liability company organized and existing under the laws of New Jersey with its principal place of business at 180 Summit Avenue, Suite 200, Montvale, New Jersey 07645 (“TPN”).

           WHEREAS, by Product Collaboration Agreement, made as of November 10, 2006, by and between Elite and TPN (the “Collaboration Agreement”), Elite and TPN agreed to collaborate in the development, commercialization, manufacturing and distribution of a generic pharmaceutical product; and

           WHEREAS, subsequent to the date of the Collaboration Agreement, Elite and TPN agreed that the product that would be developed thereunder would be a generic formulation of methadone hydrochloride in a 10 mg. tablet (the “Product”); and

           WHEREAS, on or about November 25, 2009, the U.S. Food and Drug Administration (the “FDA”) approved the abbreviated new drug application, bearing ANDA No. 090635, for the Product (the “ANDA”); and

           WHEREAS, on or about August 27, 2010, TPN commenced an action against Elite in the Superior Court of New Jersey, Chancery Division:  Bergen County, General Equity Part, entitled ThePharmaNetwork, LLC v. Elite Pharmaceuticals, Inc. (Index No. C-272-10) (the “Action”) asserting various claims against Elite in connection with the Collaboration Agreement; and

           WHEREAS, on or about October 14, 2010, Elite served and filed a Verified Answer with Counterclaims in the Action asserting various claims against TPN in connection with the Collaboration Agreement; and

           WHEREAS, in order to avoid incurring the expense of further litigation, TPN and Elite now wish to settle, on mutually agreeable terms, all current and potential rights, disputes and claims between them, without admitting any of the claims, defenses or counterclaims asserted in the Action.

           NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Settlement Agreement agree as follows:

The parties are entering into this Settlement Agreement solely for the purpose of fully and finally resolving disputed claims.  Neither this Settlement Agreement nor any term(s) hereof shall be construed as, or offered or admitted into evidence in any proceeding in any forum as an admission by any party of any fact, matter, thing or liability of any kind.  Each party denies any liability of any kind to any other party for any purpose, and denies that any claim made or defense asserted by an adverse party has any merit.

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Elite and TPN agree that the Collaboration Agreement is hereby terminated and that the Collaboration Agreement is no longer of any force or effect. Effective immediately upon execution of this Settlement Agreement, all rights and obligations of TPN and Elite under the Collaboration Agreement shall cease, except as follows:

The obligations of confidentiality set forth in Article V of the Collaboration Agreement and in that certain Mutual Confidentiality Agreement, dated as of November 10, 2006, between TPN and Elite, shall survive the termination thereof; and

The obligations under Section 7.1 of Article VII of the Collaboration Agreement;

provided that, in each case, such obligations shall not limit or restrict the rights of Elite to develop a generic product containing methadone of any strength (including the filing of an abbreviated new drug application relating to such product).

In consideration of Elite’s agreement to: (i) terminate the Collaboration Agreement; and (ii) relinquish to TPN all rights and interest in the ANDA, TPN hereby agrees to pay to Elite, in cash, an amount equal to US$500,000, by certified check or wire transfer (the “Settlement Amount”) on the date hereof.

The performance of the obligations in this Settlement Agreement resolve all amounts owed to either party by the other under the Collaboration Agreement.

Notwithstanding anything to the contrary contained in this Settlement Agreement, (i) TPN acknowledges that Elite may develop a generic product containing methadone of any strength (including the filing of an abbreviated new drug application relating to such product) and (ii) nothing herein shall be construed to limit or otherwise restrict Elite from developing, commercializing, manufacturing and distributing any pharmaceutical product similar to, or which may compete with, the Product or the ANDA.

Each of Elite and TPN hereby agrees that, at any time and from time to time after the date hereof, at the reasonable request of the other party, it shall (a) promptly and duly execute and deliver, or cause to be executed and delivered to such other party, all such further documents and instruments necessary to effectuate the Settlement Agreement, and (b) take all such other and further actions as may be reasonably requested by such other party to more effectively satisfy its obligations hereunder.

Concurrently with the execution of this Settlement Agreement, counsel for the parties shall execute a Stipulation of Dismissal with prejudice of the Action, including the Counterclaims, in the form attached hereto as Exhibit A.

With the exception of the obligations created by this Settlement Agreement, upon receipt of the Settlement Amount, Elite, on its own behalf and on behalf of its affiliates, parents, subsidiaries, officers, directors, predecessors, successors, heirs and assigns, and all affiliates of each of the foregoing, fully and forever releases and discharges TPN and each of its affiliates, parents, subsidiaries, members, officers, directors, shareholders, predecessors, successors, heirs and assigns, and all affiliates of each of the foregoing, from any and all claims, demands, defenses, covenants, actions, suits, causes of action, obligations, controversies, attorneys’ fees and costs, expenses, damages, judgments, orders or liabilities of whatever kind and nature at law, equity or otherwise, known or unknown, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Settlement Agreement.

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With the exception of the obligations created by this Settlement Agreement, upon Elite’s receipt of the Settlement Amount, TPN, on its own behalf and on behalf of its affiliates, parents, subsidiaries, members, officers, directors, predecessors, successors, heirs and assigns, and all affiliates of each of the foregoing, fully and forever releases and discharges Elite and each of its affiliates, parents, subsidiaries, officers, directors, shareholders, predecessors, successors, heirs and assigns, and all affiliates of each of the foregoing, from any and all claims, demands, defenses, covenants, actions, suits, causes of action, obligations, controversies, attorneys’ fees and costs, expenses, damages, judgments, orders or liabilities of whatever kind and nature at law, equity or otherwise, known or unknown, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Settlement Agreement.

Notwithstanding anything contained in this Settlement Agreement, including, without limitation, the releases set forth above, the parties to this Settlement Agreement shall have the right to enforce fully the terms of this Settlement Agreement.

This Settlement Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any and all prior agreements.

This Settlement Agreement may be executed in counterparts.  Facsimile, photocopies and electronic copies of signatures shall be as effective and binding as original signatures.

This Settlement Agreement shall be binding upon and inure to the benefit of the respective parties and all of their successors, heirs and assigns.

This Settlement Agreement shall be governed by New York law (without giving effect to any choice or conflict of laws provisions).

Each of the parties understands and agrees that each provision of this Settlement Agreement, including but not limited to each of the representations and warranties set forth herein, constitutes a material term of this Settlement Agreement. In the event of a breach of any material term of this Settlement Agreement by one of the parties, the party aggrieved by any such breach may institute suit in a court of competent jurisdiction against the party alleged to be responsible for such breach, and may seek recovery of any and all damages or any other relief arising out of the breach against the breaching party.  In the event of any litigation between the parties to enforce this Settlement Agreement, the prevailing party shall be entitled to an award of reasonable legal fees and costs.

Should any provision of this Settlement Agreement be declared or determined by a court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Settlement Agreement.

This Settlement Agreement may be amended or modified only by a written instrument duly executed by each party hereto.

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The parties acknowledge that they have had the opportunity to consult legal counsel of their choosing, that they understand the terms of this Settlement Agreement, that no promise or inducement has been made except as set forth herein, and that they sign voluntarily.  The parties acknowledge that this Settlement Agreement was the product of negotiations between the parties and agree that this Settlement Agreement was mutually drafted by the parties.

Each of the parties represents and warrants that: (i) the undersigned individual is duly authorized to execute this Settlement Agreement on its behalf; and (ii) the execution, delivery, and performance of this Agreement: (a) is within each such parties’ power, and (b) has been duly authorized by all necessary corporate or other action.

Elite represents and warrants that neither it, nor anyone acting on its behalf has sold, transferred, pledged, alienated or otherwise impaired or encumbered any of its rights and/or interests in the ANDA prior to the execution of this Settlement Agreement.

This Settlement Agreement and the contents thereof shall be kept confidential by the parties hereto and shall not be disclosed by or to any person (other than lawyers or accountants of the parties) except in an action to enforce the provisions of this Settlement Agreement or as required by law or regulation or order of competent court or governmental authority.  In the event that any party determines that it is or may be required by law or regulation or order of competent court or government authority to disclose the Settlement Agreement or the contents thereof, such party shall not make such disclosure until at least five business days after notifying the other party.

Any notice required hereunder shall be sent by overnight mail to the following addresses, and shall be deemed delivered on the first business day following the day it was sent.

For Elite:

Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, New Jersey 07647
Facsimile: (201) 750-2755
Email: cdick@elitepharma.com
Attn.: Chris Dick, President

With a copy (which shall not constitute notice) to:

Reitler Kailas & Rosenblatt LLC
885 Third Avenue
20th Floor
New York, New York 10022
Facsimile: (212) 371-5500
Email: srosenblatt@reitlerlaw.com
Attn.: Scott Rosenblatt, Esq.

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For TPN:

ThePharmaNetwork, LLC
180 Summit Avenue
Suite 200
Montvale, New Jersey 07645
Facsimile: (201) 476-1987
Email: jbrome@thepharmanetwork.com
Attn.: Jonathan B. Rome, President & CEO

With a copy (which shall not constitute notice) to:

Sills Cummis & Gross P.C.
One Riverfront Plaza
Newark, New Jersey 07102
Facsimile: (973) 643-6500
Email: smurray@sillscummis.com
Attn: Scott Murray, Esq.

No waiver of any term or condition of this Settlement Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition.  No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise by such party of any right hereunder preclude any other or further exercise thereof of the exercise of any other right.

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IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement as of the day and year first above written.

Elite Pharmaceuticals, Inc.

By:
Name:
Title:

ThePharmaNetwork, LLC

By:
Name:
Title: